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                                                                      Exhibit A

Metropolitan Life Insurance Company

Board of Directors

                                                                 [LOGO] METLIFE

I, Gwenn L. Carr, Senior Vice President and Secretary of Metropolitan Life Insurance Company, a New York Corporation, do hereby certify that the following is a true and correct copy of the resolution adopted by the Board of Directors at a meeting held on February 28, 2006. Such resolution has not been amended or rescinded and remains in full force and effect as of the date hereof.

ON MOTION, it was RESOLVED:

(1) That the form, terms and provisions of the proposed Plan and Agreement of Merger between the Company and Paragon Life Insurance Company (the "Merger Agreement"), substantially in the form submitted to the Board, are hereby approved and adopted;

(2) That the Merger Agreement be submitted for approval and adoption by MetLife, Inc., in its capacity as sole shareholder of the Company;

(3) That the Officers be authorized, subject to regulatory approval and approval and adoption by MetLife, Inc., in its capacity as sole shareholder of the Company, to execute and deliver the Merger Agreement in the name and on behalf of the Company, substantially in the form submitted to the Board, with such changes as the Officers executing the same may approve, such Officers' execution and delivery thereof to be conclusive evidence of such approval; and

(4) That the Officers be authorized to prepare, execute and file with regulatory authorities such filings, to execute and deliver such documents, and to take such other actions, not inconsistent with the above, as they deem necessary or desirable to effectuate the foregoing.

                                                  IN WITNESS WHEREOF I have
                                                  hereunto set my hand and have
                                                  caused to be affixed the
                                                  corporate seal of said
                                                  Metropolitan Life Insurance
                                                  Company, this 8th day of
                                                  March, 2006.

                                                  /s/ Gwenn L. Carr
                                                  ------------------------------
                                                  Gwenn L. Carr
                                                  Senior Vice President and
                                                  Secretary

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Metropolitan Life Insurance Company

Board of Directors

                                                                 [LOGO] METLIFE

I, Gwenn L. Carr, Senior Vice President and Secretary of Metropolitan Life Insurance Company, a New York Corporation, do hereby certify that the following is a true and correct copy of the resolution adopted by the Board of Directors at a meeting held on February 28,2006. Such resolution has not been amended or rescinded and remains in full force and effect as of the date hereof.

ON MOTION, it was RESOLVED:

WHEREAS, the Board of Directors has authorized the merger (the "Merger") of Paragon Life Insurance Company ("Paragon") with and into the Company, with the Company as the surviving company;

WHEREAS, on October 30, 1987, Paragon established Separate Account A of Paragon Life Insurance Company ("Account A") as a separate account under Missouri law to serve as a funding vehicle for variable life insurance policies ("VL Policies");

WHEREAS, on January 4, 1993, Paragon established Separate Account B of Paragon Life Insurance Company ("Account B") as a separate account under Missouri law to serve as a funding vehicle for VL Policies;

WHEREAS, on August 1, 1993, Paragon established Separate Account C of Paragon Life Insurance Company ("Account C") as a separate account under Missouri law to serve as a funding vehicle for VL Policies;

WHEREAS, on January 3, 1995, Paragon established Separate Account D of Paragon Life Insurance Company ("Account D") as a separate account under Missouri law to serve as a funding vehicle for VL Policies;

WHEREAS, Account A, Account B, Account C and Account D (collectively, the "Separate Accounts") are each registered with the United States Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), as unit investment trusts;

WHEREAS, interests in the VL Policies funded by the Separate Accounts are registered with the Commission under the Securities Act of 1933, as amended; and

WHEREAS, upon consummation of the Merger, the Separate Accounts (i) will become separate accounts of the Company, (ii) will continue to maintain their status as unit

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investment trusts under the 1940 Act and as separate accounts under state insurance law, and (iii) will continue to support the VL Policies outstanding at the time of the Merger,

NOW, THEREFORE, BE IT RESOLVED

(1) That upon consummation of the Merger, Account A be renamed "Paragon Separate Account A"; Account B be renamed "Paragon Separate Account B"; Account C be renamed "Paragon Separate Account C"; and Account D be renamed "Paragon Separate Account D";

(2) That the Officers be authorized to prepare post-effective amendments on Form N-6 or S-6, as appropriate, for the Separate Accounts, and to execute and to file, upon consummation of the Merger and in the name of and on behalf of the Separate Accounts, such post-effective amendments with the Commission and any other appropriate authority in connection with the offering and sale of the VL Policies;

(3) That the Officers, acting on behalf of the Separate Accounts, be authorized
    (i) to prepare, execute and file with regulatory authorities such agreements, notices, reports, registration statements, applications, documents or requests for interpretive letters and such relief as may be required under the federal securities laws or state laws and (ii) to take such other action as may be necessary for the Separate Accounts to operate in compliance with applicable state laws and federal securities laws; and

(4) That the Officers be authorized to prepare, execute and file with regulatory authorities such other filings, to execute and deliver such documents, and to take such other actions, not inconsistent with the above, as they deem necessary or desirable to effectuate the foregoing.

                                                  IN WITNESS WHEREOF I have
                                                  hereunto set my hand and have
                                                  caused to be affixed the
                                                  corporate seal of said
                                                  Metropolitan Life Insurance
                                                  Company, this 8th day of
                                                  March, 2006.

                                                  /s/ Gwenn L. Carr
                                                  ------------------------------
                                                  Gwenn L. Carr
                                                  Senior Vice President and
                                                  Secretary